UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No.                      )

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SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
(Name of Registrant As Specified In Its Charter)
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South Dakota Soybean Processors, LLC
100 Caspian Avenue, P.O. Box 500
Volga, South Dakota 57071

NOTICE OF ANNUAL MEETING OF MEMBERS
TO BE HELD ON
JUNE 17, 2008

Members of South Dakota Soybean Processors, LLC:

Notice is hereby given that the Annual Meeting of Members of South Dakota Soybean Processors, LLC (the “Company,” “we,” “us” or “our”) will be held at 7:00 pm on June 17, 2008 at the Days Inn Convention Center located at 2500 East 6th Street, Brookings, South Dakota, 57006 for the purpose of taking the following action:

1.                                       Receiving the report of management on the business of the Company and the Company’s audited financial statements for the fiscal year ended December 31, 2007;

2.                                       Electing seven members of the Board of Managers from the following nominees; and

District 1	Bryce Loomis
District 2	Ronald J. Gorder
District 3	Paul Dummer
District 4	Greg Schmieding; Peter Kontz
District 5	Robert Nelsen
District 6	Jerome L. Jerzak
District 7	David Driessen

3.                                       To transact such other business as may properly come before the Meeting and at any and all adjournments thereof.

Only those members of record on May 1, 2008 shall be entitled to notice of and to vote in person at the Annual Meeting and any adjournments thereof.  The Information Statement which accompanies this notice contains additional information regarding the proposals to be considered at the Meeting and members are encouraged to read it in its entirety.

All members are cordially invited and encouraged to attend the Annual Meeting and to cast your membership vote in person. Your attendance at the Annual Meeting is important to help assure the presence of a quorum at the Annual Meeting.  If you have any questions regarding the Information Statement, please call us at (605) 627-6100.

BY ORDER OF THE BOARD OF MANAGERS

/s/ Ronald J. Gorder
Ronald J. Gorder
President of the Board of Managers

Volga, South Dakota

April 29, 2008

EACH MEMBER IS STRONGLY URGED TO ATTEND THE ANNUAL MEETING IN ORDER TO VOTE.  WE ARE NOT ASKING YOU FOR A PROXY OR A BALLOT, AND YOU ARE REQUESTED NOT TO SEND US A PROXY OR BALLOT.

South Dakota Soybean Processors, LLC
100 Caspian Avenue, P. O. Box 500
Volga, South Dakota 57071

INFORMATION STATEMENT
ANNUAL MEETING OF MEMBERS
JUNE 17, 2008

VOTING INFORMATION

You may only cast your membership vote by attending the Annual Meeting of Members of South Dakota Soybean Processors, LLC (hereinafter referred to as “we” “us,” “our” or the “Company”) to be held at 7:00 pm on June 17, 2008, at the Days Inn Convention Center located at 2500 East 6th Street, Brookings, South Dakota or at any adjournment thereof.

Outstanding Capital Units and Voting Rights

Members of record at the close of business on May 1, 2008 are entitled to vote at the Annual Meeting. We had 30,419,000 Class A Capital Units issued and outstanding on that date, held by 2,201 members.  Ten percent of the first 100 Class A Members present plus five percent of additional Class A Members, or a total of 116 members, represented in person at the meeting, will constitute a quorum at a meeting of the members.

Each member may only cast one vote on each matter coming to a vote of the members, regardless of the number of capital units owned by such member. A more detailed explanation of your voting rights and the procedures for voting at the Annual Meeting can be found below under the “Voting Procedures” description within the description of the item to be presented to the members.

This Information Statement and our 2007 Annual Report on Form 10-K is being made available to our members on approximately May 7, 2008.

Attendance and Voting at the Annual Meeting

You are only entitled to vote at the Annual Meeting by attending the meeting and submitting your vote in person.  We are NOT soliciting mail-in ballots or proxies in advance of the Annual Meeting.  We strongly encourage you to attend the Annual Meeting and vote your capital units at the Annual Meeting.  We are not asking you for a proxy or a ballot, and you are requested not to send us a proxy or a ballot.  YOU MAY ONLY VOTE BY ATTENDING THE ANNUAL MEETING.

If you have any questions regarding the information in this Information Statement, please call Beverly Kleinjan, at (605) 627-6100.

MATTER TO BE VOTED UPON

ELECTION OF MANAGERS

The principal item for consideration at the Annual Meeting is the election of seven members of the Board of Managers (the “Board”) to three-year terms.  Each District will elect ONE Manager.  The elected managers will serve on the Board until the 2011 Annual Meeting.  Petition forms nominating the following members have been submitted to the Nomination Committee of the Board and been approved for presentation to the membership:

Name(s)	District	Geographic Area by State and County

Bryce Loomis	District 1	South Dakota : Brookings

Ronald J. Gorder	District 2	South Dakota : Beadle, Brown, Campbell, Clark, Codington, Day, Deuel, Edmunds, Faulk, Grant, Hamlin, Hand, Hughes, Hyde, Kingsbury, McPherson, Marshall, Potter, Roberts, Spink, Sully, Walworth

Paul Dummer	District 3	South Dakota : Aurora, Bon Homme, Brule, Buffalo, Charles Mix, Clay, Davison, Douglas, Hanson, Hutchinson, Jerauld, Lake, McCook, Minor, Sanborn, Turner, Union, Yankton

Greg Schmieding; Peter Kontz	District 4	South Dakota : Lincoln, Minnehaha, Moody

Robert Nelsen	District 5	Minnesota : Cottonwood, Jackson, Murray, Nobles, Pipestone, Rock Iowa : All Counties

Jerome L. Jerzak	District 6	Minnesota : Lincoln, Lyon, Redwood

David Driessen	District 7	Minnesota : All Other Counties North Dakota : All Counties All Other States

The Board has not taken a position on recommending any of the above nominees for election by the members.

Voting Procedures for Election of Managers

Each member is entitled to cast only one vote for each matter to be voted on at the Annual Meeting—regardless of the number of capital units he or she owns. Thus, each member may only vote for ONE Board nominee from his or her geographic district, and only members present at the Annual Meeting will be entitled to vote.  Provided that there is a quorum, the person receiving a plurality of the votes cast for his or her geographic district will be elected.

The voting district for individual members is determined by the location of your residence, and members that are partnerships, firms, corporations, unincorporated associations, or cooperatives are included in the district where your chief executive office is located. If your residence or chief executive office is outside South Dakota, Minnesota, Iowa or North Dakota but you have a farming operation in one of those states, then you are assigned to the district in which your farming operation is located. If you do not have a residence, chief executive office, or farming operation in South Dakota, Minnesota, Iowa, or North Dakota, then you are assigned to District 7.

Information About Nominees

The following table sets forth certain information, with respect to the nominees for manager of the Company. The number of capital units beneficially owned by the nominees for manager and the continuing managers is set forth below under “Security Ownership of Certain Beneficial Owners, Management and Nominees.”

Name and Position with Company, if any, Address.	Age	Prior Board Member	District	Occupation and Background

David Driessen 105 4th St. West Canby, MN 56220 Planning Committee	53	2005	7	David has been a farmer for the past 28 years. He is past director of the Canby Farmers Grain Coop. He received his B.A. degree from Southwest State University, Marshall, Minnesota, in 1977.

Paul Dummer 30155 430th Ave. Lesterville, SD 57040	54	—	3

Paul has been a farmer for the past 25 years. He has served in the past as a director for Country Pride Cooperative and for Farmers Union Oil Cooperative. He received an Associate’s Degree in Soils from the University of Minnesota –Waseca, Waseca, Minnesota, in 1972, and a Bachelor of Science Degree in Plant Science from South Dakota State University in Brookings, South Dakota, in 1976.

Ronald J. Gorder 19196 471st Ave. Estelline, SD 57234 President; Governance and Planning Committees	45	2005	2

Ronald has been a farmer for the past 26 years. He is president of the Estelline School Board and serves as a director of the South Dakota Soybean Association. He attended Concordia College, Moorhead, Minnesota, in 1982.

Jerome L. Jerzak 2974 County Hwy 5 Ivanhoe, MN 56142 Public Relations Committee	61	2005	6

Jerome has been a farmer for the past 41 years. He is a member of the Minnesota Crop Improvement Association, the Minnesota Soybean Association and the Minnesota Corn Growers, and is a former board member of the Ivanhoe Elevator Cooperative and the Ivanhoe School Board.

Peter Kontz 47068 223rd St. Colman, SD 57017	64	1998-2006	4

Peter has been a farmer for the past 39 years. He is a member of the South Dakota Cattlemen’s Association (Treasurer for four years), South Dakota Corn Growers Association, South Dakota Soybean Association, American Soybean Association, and National Corn Growers Association. He attended the School of Agriculture in Brookings, South Dakota.

Bryce Loomis 19989 464th Ave Bruce, SD 57220	65	1998-2007	1

Bryce has been a farmer for the past 44 years, now semi-retired on his family farm. He is a member of the South Dakota Corn Growers, South Dakota Soybean Association, Grace Lutheran Church and the American Legion. He served as president of the Company from 2005 through 2007.

Robert Nelsen 1173 280th Ave. Westbrook, MN 56183 Finance/Audit Committee	67	2005; also served from 1995-2004	5

Robert has been a farmer for the past 44 years. He is a state director of the Minnesota Soybean Growers Assocation and a board member of the Murray County Corn and Soybean Growers. He is also a member of the Lions, VFW and American Legion.

Name and Position with Company, if any, Address.	Age	Prior Board Member	District	Occupation and Background
Greg Schmieding 6213 S. Doral Tr. Sioux Falls, SD 57108 Finance/Audit Committee	53	2005	4

Greg has been a general manager and vice president of Global Sales for Manpower, Inc. since July 2005. Prior to this, he was senior vice president and general manager of Metavante Technology Company for 11 years . He also currently manages his family farm operations in South Dakota and Iowa. He received his B.S. degree from South Dakota State University, Brookings, South Dakota, in 1977 and his M.B.A. degree from the University of South Dakota, Vermillion, South Dakota, in 1981.

BOARD OF MANAGERS AND COMMITTEES

The table below describes important information about the members of the Board of Manager that are not subject to reelection at the 2008 Annual Meeting and are continuing in office.  Mr. Kent Howell has chosen not to seek re-election.

Name, Address, and Board Position, if any	Age	Board Member Since	Current Term Expiring	Occupation and Background

Paul Barthel 22308 486th Ave. Elkton, SD 57026 Nomination and Planning Committees	39	2007; also served from 1996-2006	2010

Paul has been a farmer for the past 21 years. He is a member of the South Dakota Soybean Association, and the South Dakota Corn Growers. He graduated with a B.S. degree in Ag Business and minor in Agronomy from South Dakota State University, Brookings, South Dakota, in 1992.

Alan Christensen 21056 450th Avenue Arlington, SD 57212-6717 Governance and Public Relations Committees	53	2006	2009

Alan has been a farmer for the past 32 years. He served as a director on the Executive Board of the South Dakota Pork Producers Council from 2001-2006. He is a member of South Dakota Farm Bureau, South Dakota Soybean Association, and South Dakota Corn Growers Association, and is a former trustee of Trinity Lutheran Church. He received a B.S. degree in Ag Business from South Dakota State University, Brookings, South Dakota, in 1976.

Dean Christopherson 32732 Quine Ave. Worthington, MN 56187 Nomination and Public Relations Committees	59	2004	2010

Dean has been a farmer for the past 35 years. He is president of Nobles County Farm Bureau and a 4-H leader. He is a past director of SouthWest Farm Management and AMPI. He is a member of First Covenant Church in Worthington, Minnesota. He attended Worthington Community College for two years and the University of Minnesota for one year.

Name, Address, and Board Position, if any	Age	Board Member Since	Current Term Expiring	Occupation and Background
Wayne Enger 2090 180th Street Madison, MN 56256 Finance/Audit and Governance Committees	55	2004	2010

Wayne has been a farmer for the past 33 years. He served as secretary of the State Line Farmers Cooperative Elevator and was a board member of the Lac Qui Parle County Soybean Producers. He also served as president and treasurer of the Midwest Cattlemen’s Association and is a former president and current financial secretary of the Garfield Lutheran Church Board. He received a B.A. degree in Mathematics and German literature from University of Minnesota-Morris in 1975.

Dan Feige 45974 232nd St. Wentworth, SD 57075-9644 Finance/Audit, Governance and Nomination Committees	53	2006; also served from 1996 to 2005	2009

Dan has been a farmer for the past 30 years. He is a member of the National Corn Growers Association, and the American Soybean Association where he is currently serving as president and biodiesel chairman. He is past vice president delegate for Associated Milk Producers. He attended the University of South Dakota at Springfield and received an Associate Degree in Diesel Technology with a minor in Education and Business.

Marvin Hope 45886 217th Street Volga, SD 57071 Nomination and Public Relationship Committees	71	2007; also served from 1994-2005	2010

Marvin has been a farmer for the past 49 years. He is a member of the South Dakota Soybean Association, and the American Soybean Association. He belongs to the National Corn Growers Association and the Farm Bureau. He attended the Lutheran Bible Institute, Minneapolis, Minnesota, in 1956 and 1957.

James H. Jepsen 48480 231st St. Flandreau, SD 57028-6631 Governance and Planning Committees	51	2006; also served from 1996-2005	2009

James has been a farmer for the past 30 years. He is currently a member and was the former president of the South Dakota Soybean Association. He received an Associate of Arts Degree in General Ag from South Dakota State University, Brookings, South Dakota, in 1977.

Robert Nelson 46338 213th Street Volga, SD 57071 Planning Committee	62	2006	2009	Robert has been a farmer for the past 38 years at Nelson Farms, Inc. He received a B.S. degree in Ag from South Dakota State University, Brookings, South Dakota, in 1968.

Maurice Odenbrett 2778 41st St. Fulda, MN 56131 Finance/Audit Committee	63	2006; also served from 1995 to 2005	2009	Maurice is a retired farmer. He serves as supervisor of the Belfast Township, and vice chairperson of the Murray County Township association.

Randy Tauer 22257 Skyview Ave. Morgan, MN 56266 Public Relations Committee	45	2007	2010

Randy has been a farmer for the past 26 years. He is a member of the Minnesota Soybean Association and the American Soybean Association. He is a former board member of Golden Oval Eggs, LLC (2003-2006).  He graduated with a degree in Ag Production from Willmar Vo-Tech, Willmar, Minnesota, in 1982.

Lyle R. Trautman 409 Lakeview St. Lake Benton, MN 56149 Nomination and Planning Committees	54	2006; Also served from 1996-2005	2009

Lyle has been a farmer for the past 34 years. He is a member of the Lincoln County Soybean and Corn Growers Associations and the Minnesota Soybean and Corn Growers Associations. He is also a member of the Lake Benton City Council. He attended Mankato State College and University of Minnesota, Waseca.

Delbert Tschakert 16150 442nd Ave. Florence, SD 57235 Nomination and Public Relations Committees	52	2007; also served from 1994-2006	2010

Delbert has been a farmer for the past 30 years, producing corn, soybeans, and hay commodities. He is a member of the South Dakota Soybean Association, the South Dakota Corn Growers Association, and former president of the South Dakota Soybean Association. He received his B.S. degree in Ag Communications and a minor in Economics from South Dakota State University, Brookings, South Dakota, in 1977.

Ardon Wek 43958 288th Street Freeman, SD 57029 Finance/Audit Committee	50	2007; also served from 1996-2006	2010

Ardon has been a farmer for the past 27 years. He is a member of the South Dakota Corn Growers, and the South Dakota Soybean Association. He graduated with a degree in Architectural Drafting and Building Construction from Mitchell Technical College, Mitchell, South Dakota, in 1978.

Gary Wertish 26416 County Rd. 17 Renville, MN 56284 Finance/Audit Committee; Nomination Committee Chair	57	2006	2009

Gary has been a farmer for the past 38 years.. He serves as supervisor of Emmet Township and as a board member of the Renville Volunteer Ambulance Association. He received an Associate Degree in Ag Business from Willmar Area Vocational Technical Institute in 1970.

Determination of Manager Independence

The Board has considered the independence of the nominees for election at the Annual Meeting and the continuing managers under the corporate governance rules of the Nasdaq Stock Market (“NASDAQ”) (though the Company’s capital units are not listed on any exchange or quotation system). The Board has determined that with the exception of Messrs. Feige, Jepsen and Nelson, all of the nominees and continuing managers of the Board are independent under NASDAQ’s corporate governance rules. Messrs. Feige, Jepsen and Nelson are not considered independent because they received over $100,000 for soybean sales to the Company in 2007.

Committees of Board of Managers

The Board has the following committees: Finance and Audit Committee, Nomination Committee, Governance Committee, Public Relations Committee, and Planning Committee. The Board does not have a standing compensation committee because the Board believes that management’s small size and Company structure does not necessitate an additional oversight function through a separate committee; therefore, the entire 21 members of the Board participate in the consideration of executive officer and manager compensation.  The scope, role, and authority of the Board and executive officers in determination of Board and executive compensation is discussed below under “Compensation Discussion and Analysis.”

Board Meetings

The Board held 13 regularly scheduled meetings during the fiscal year ended December 31, 2007.  Each manager, except Greg Schmieding, attended at least 75% of the meetings of the Board during the fiscal year ended 2007. Each manager attended 75% of the committee meetings of which each was a member during the fiscal year ended 2007. The Company does not have an attendance policy for the annual meeting, though all of the managers, except Lyle Trautman, attended the annual meeting in June 2007.

Finance/Audit Committee

Composition, Charter and Meetings

The Finance/Audit Committee acts under an Audit Committee Charter, which is attached as Attachment A.  The Audit Committee Charter was adopted on May 21, 2004, and is reviewed annually by the Audit Committee.  The Audit Committee Charter is used by the Audit Committee to guide its activities.  The current members of the Audit Committee are Dan Feige, who serves as the chairperson of the committee, Wayne Enger, Robert Nelsen, Maurice Odenbrett, Greg Schmieding, Ardon Wek and Gary Wertish. Because our Board members are generally farmers, as is common for producer-based agricultural entities, we do not have an audit committee financial expert serving on our Finance and Audit Committee.  Our Finance/Audit committee is exempt from the independence listing standards because our securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, we believe that, with the exception of Dan Feige, all of the members of the Audit Committee are independent within the meaning of the rules of NASDAQ. Dan Feige is not independent because he received payment from the Company for soybean sales in 2007. The Audit Committee held 14 meetings during the fiscal year ended December 31, 2007.

Audit Committee Report

The Audit Committee’s primary role is to oversee the financial reporting process on behalf of the Board, and manage its relationship with independent auditors. Our Audit Committee reviews the services provided by our independent auditors, consults with our independent auditors, and reviews the need for internal auditing procedures and the adequacy of internal controls. Our management has the primary responsibility for the financial statements and the reporting process. Our independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles. In fulfilling its responsibilities, the Audit Committee reviewed and discussed with management our audited financial statements as of and for the year ended December 31, 2007. The Audit Committee has discussed with Gordon, Hughes & Banks LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended. The Audit Committee has received and reviewed the written disclosures and the letter from Gordon, Hughes & Banks LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as amended, by the Public Company Accounting Oversight Board, and has discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

THE AUDIT COMMITTEE
Wayne Enger,
Dan Feige, Chair
Robert Nelsen
Maurice Odenbrett
Greg Schmieding
Ardon Wek
Gary Wertish

Independent Accountants

Fees for Fiscal Year Ended December 31, 2007:

Audit Fees.   Gordon, Hughes, & Banks, LLP billed a total amount of $68,500 for professional services rendered for the audit of the Company’s various annual financial statements for the fiscal year ended December 31, 2007, and the reviews of the financial statements included in the Company’s Forms 10-Q for the fiscal year ended December 31, 2007.

Audit Related Fees.   Gordon, Hughes, & Banks, LLP performed no professional audit related services during the fiscal year ended December 31, 2007.

Tax Fees.   Gordon, Hughes, & Banks, LLP performed no professional tax services for the fiscal year ended December 31, 2007.

All Other Fees.   Gordon, Hughes, & Banks, LLP did not render any other services for which fees were paid for services rendered in connection with other matters requested by the Company during the fiscal year ended December 31, 2007.

Fees for Fiscal Year Ended December 31, 2006:

Audit Fees.   Gordon, Hughes, & Banks, LLP billed a total amount of $62,250 for professional services rendered for the audit of the Company’s various financial statements for the fiscal year ended December 31, 2006 and the reviews of the financial statements included in the Company’s Forms 10-Q for the 2006 fiscal year.

Audit Related Fees.  Gordon, Hughes, & Banks, LLP performed no professional audit related services during the fiscal year ended December 31, 2006.

Tax Fees.   Gordon, Hughes, & Banks, LLP performed no professional tax services for the fiscal year ended December 31, 2006.

All Other Fees.  Gordon, Hughes, & Banks, LLP did not render any other services for which fees were paid for services rendered in connection with other matters requested by the Company during the fiscal year ended December 31, 2006.

The Audit Committee Charter provides that the Audit Committee shall approve in advance any fees related to non-audit services.  Accordingly, our auditor submits to the Audit Committee a notice of services proposed to be provided and the associated fees prior to the provision of any non-audit services.  During 2007, all such non-audit fees were pre-approved by the Audit Committee.

Nomination Committee

We have a Nomination Committee and adopted a Nomination Committee charter that is available for review on our website at http://www.sdsbp.com under “About SDSP,” “Board of Managers.”  The members of the Nomination Committee for the 2008 Annual Meeting were Gary Wertish who serves as the chairperson of the committee, Paul Barthel, Dean Christopherson, Dan Feige, Marvin Hope, Lyle Trautman, and Delbert Tschakert.  New members of the Nomination Committee will be selected for the 2009 Annual Meeting.  The Nomination Committee held two meetings during the fiscal year ended December 31, 2007.  The Nomination Committee reviews the nomination petition forms submitted by members and searches for and contacts potential nominees for positions on the Board.  We believe that the members of the Nomination Committee are independent within the meaning of the corporate governance rules under NASDAQ with the exception of Dan Feige. Dan Feige is not independent because he received over $100,000 from the Company for soybean sales to the Company in 2007.

Nomination of Managers

Nominations for election to the Board to be considered at an Annual Meeting are required to be submitted in writing to our Nomination Committee at our office, PO Box 500, 100 Caspian Ave., Volga, South Dakota 57071-0500.  Nominations are required to be submitted no earlier than January 1 and no later than March 31 of each year. Under the Company’s operating agreement, a nominee must be a member or a representative owner of a member in the Company in order to be eligible for a election to the Board. Members are permitted to recommend a prospective nominee for the Board by sending a letter to the attention of the Nomination Committee.  The letter may include whatever supporting material the member considers appropriate.  Members who are themselves interested in being nominated for election to the Board are required to fill out a questionnaire and return the questionnaire to the Nomination Committee no earlier than January 1 and no later than March 31 of each year.

Once the Nomination Committee has identified a prospective nominee, it makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on the information provided to or known by the Nomination Committee, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the following factors:

•                  the need for additional Board members to fill vacancies or expand the size of the Board; and

•                  the likelihood that the prospective nominee can satisfy the evaluation factors described below.

If the Nomination Committee determines (in consultation with the other managers as appropriate) that additional consideration is warranted, it may gather additional information about the prospective nominee’s background and experience. The Nomination Committee then evaluates the prospective nominee against the standards and qualifications it determines are relevant, including his or her:

•                  experience in the Company’s core business or ancillary markets;

•                  ability to represent the interests of the members of the Company;

•                  standards of integrity, commitment and independence of thought and judgment; and

•                  ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties.

The Nomination Committee also considers such other relevant factors as it deems appropriate, including:

•                  the current composition of the Board, and the extent to which the prospective nominee would contribute to the range of talent, skill and expertise appropriate for the Board; and

•                  the evaluations of other prospective nominees.

After completing this evaluation, the Nomination Committee determines whether or not a nominee should be presented for election by the members.  For purposes of the 2008 Annual Meeting, all of the selected nominees other than managers standing for reelection, are members of the Company who submitted nominations on behalf of themselves.

Family Relationships Between the Board Members, Executive Officers, Key Employees or Nominees

No family relationships exist between any of the managers of the Board, officer, key employee, or nominee of the Company.

MANAGEMENT AND EXECUTIVE OFFICERS

The following individuals serve as our executive officers in the capacities listed. These officers serve at the discretion of the Board and can be terminated without notice.

Name	Age	Position

Rodney G. Christianson	54	Chief Executive Officer
Thomas J. Kersting	45	Commercial Manager

Rodney G. Christianson, Chief Executive Officer. Rodney joined us as the Chief Executive Officer when operations began in 1996. With 20 years of service with Cargill, Inc. in its Food, Industrial, and Oilseed Sectors, Rodney came to us with significant operational and managerial experience in the U.S. and Brazil. A member of the management team for the Greenfield construction and start up of Cargill’s sunflower plant in West Fargo, North Dakota, Rodney’s experience helped direct our difficult startup toward a financially successful first year of operations.

Rodney is a Minnesota farm native, and received his B.S. in Engineering from North Dakota State University. He holds a Professional Engineer’s License.

Rodney has complete responsibility for our operations.

Thomas J. Kersting, Commercial Manager. Tom joined us as the Procurement Manager when operations began in 1996, and since 1998 has served as the Commercial Manager. Tom was affiliated with Harvest States Cooperative from July 1988 until May 1996. Tom held such positions as Market Analyst/Advisor and Head Procurement Merchandiser for Harvest States Cooperative throughout North Dakota, South Dakota, and Minnesota. As a market analyst, Tom assisted grain elevator profitability by using advanced management and marketing techniques while incorporating specific risk management procedures.

Tom graduated from the University of Minnesota’s College of Agriculture with a B.S. in Agricultural Business Administration with an emphasis in operations management. Tom is a licensed commodity broker, a director of the National Oilseed Processors Association, a voting member of the National Biodiesel Board and our contact for the Chicago Board of Trade.

Tom is responsible for all futures trading strategies, as well as merchandising commodity products, and soybean and natural gas procurement.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis.

Objectives of the Compensation Program

Our Board directly oversees the executive compensation and employee benefit program. We have not designated or created a separate compensation committee for this purpose.  The Board designed the compensation program to attract and retain outstanding key officers and to motivate and reward management for achieving financial, operational and strategic success, thereby building value for our members.  The primary purpose of the compensation program is to reward superior performance; that is, reward management for meeting or exceeding financial and operational goals set by the Board.  When excellent performance is achieved, compensation is increased. Conversely, deficient performance generally results in a decrease or no change in compensation.

Elements in Compensation

This section is an overview of our compensation program for our principal executive officers (PEOs) and describes the various elements and discusses matters relating to those items, including why the Board chose to include items in the compensation program.  The next section describes how 2007 compensation was determined and awarded to the PEOs.  Our executive compensation program is comprised of three elements: base salary, annual bonus incentive, and other benefits.

Base Salary

Base salaries for our PEOs are determined based on individual responsibilities and duties, performance and experience.  Generally, salaries are designed to attract and retain talent.  Our compensation program for PEOs is designed so that approximately 70% to 80% of our total direct compensation is in the form of base salary. Our CEO’s salary is determined and set forth under his employment agreement.  Increases in salary, bonus, and other benefits to other PEOs are  reviewed annually and approved by the Board based on recommendations from the CEO.

Annual Bonus Incentive

Annual incentive compensation in the form of a bonus is made to all full-time employees, including PEOs, under an employee profit-sharing program approved by the Board.  It is designed to provide incentives for achieving short-term financial goals for the Company.  Under the annual incentive program, cash awards are made to PEOs if and only to the extent that the Company is profitable. That is, a bonus is awarded to the PEOs based on the Company’s net income at the end of the fiscal year. The specific percentage allocated to our CEO is based on the terms of his employment agreement. The specific percentage allocated awarded to other PEOs is based on a formula and an evaluation by our CEO, who takes into account current base salary level, level of responsibility and the impact of the PEO’s position on profits.

Other Benefits

Other benefits provided to our PEOs include such things as a non-qualified and qualified deferred compensation program, post-termination compensation and, solely for our CEO, certain perquisites.  We also provide to our PEOs other benefits such as medical coverage to the same extent as such benefits are provided to our other employees and dental coverage.  These benefits are intended to make our PEOs more efficient and effective and provide for their health and well being. The Board reviews these other benefits to confirm that they are reasonable and competitive in light of the overall goal of designing the compensation program to attract and retain talent while maximizing the interests of our members.

Deferred Compensation Program

We offer a deferred compensation plan to permit the deferral of equity-based cash compensation to facilitate tax and retirement planning and incentivize certain PEOs to perform at a high level and based upon long-term goals of the Company.  Messrs. Christianson and Kersting have a non-qualified deferred plan that provides “phantom” capital units.  The awarded phantom capital units are valued annually based on fair market value of the Company’s or subsidiary’s capital units at the end of the year.  Messrs. Christianson’s and Kersting’s initial grants under these plans are fully vested.  Upon the beginning of termination of employment with us or such person’s 65th birthday, we will pay Messrs. Christianson and Kersting the amount equal to the fair market value of the participant’s total vested phantom units in five annual, substantially equal installments.

We also provide the PEOs and all employees of the Company a tax-qualified 401(k) plan of the Internal Revenue Code.  We match 50% of all employee’s contributed earnings, up to a maximum of a three percent contribution.

Changing Control and Severance Benefits

The Board believes that a change in control and severance benefits are an important part of our compensation structure for our CEO but less so for other PEOs.

The Board believes that the CEO’s employment agreement should contain benefits relating to change in control and severance benefits to help to secure the continued employment of our CEO notwithstanding any concern he might have at such time regarding his own continued employment, prior to or following a change in control.  Additional information regarding the change in control and severance benefits to our CEO is found below in the section, “Potential Payments upon Termination or Change-in-Control.”

Perquisites

We provide to our CEO very limited perquisites intended to serve business needs for the benefit of us.  It is understood that some may be used for personal reasons as well. When perquisites are used for personal reasons, the cost of value is imputed to the CEO as income and the CEO is responsible for all applicable taxes.

How The Amount Of 2007 Compensation Was Determined

This section describes how 2007 compensation was determined and awarded to the PEOs.

Mr. Christianson’s 2007 base salary.  The Board previously determined Mr. Christianson’s base salary in 2007 for serving as the CEO solely through an employment agreement entered into on February 1, 2004. Under this agreement, Mr. Christianson’s annual base salary is $300,000. His annual base salary in 2006 was also $300,000. On April 25, 2008, Mr. Christianson entered into a subsequent employment agreement with the Company, which amended his base salary and became effective retroactively on February 1, 2008. His base salary in 2008 will be $300,000, increasing to $325,000 in 2009, and $350,000 in 2010 and 2011. His employment agreement will terminate on January 31, 2012.

Other Named PEOs’ 2007 Base Salary. The Board reviewed and approved the CEO’s recommendation for increases to base salaries in 2007. Tom Kersting’s base salary was $175,000 and Jim Seurer’s base salary was $125,000 at the beginning of 2007. Competitive pressure from the growing biofuels industry was a key factor in determining base salaries in 2007 for Mr. Kersting.

How Annual Bonus Incentive Was Determined

Chief Executive Officer.  For 2007, the annual incentive bonus payment to our CEO, Mr. Christianson, was based on his employment agreement.  Under his employment agreement of February 2004, Mr. Christianson is entitled to a bonus of 1/2 of 1% of our annual net income (before taxes and member distributions on net income) up to $5 million, or if our net income exceeds $5 million, is entitled to a bonus of 1% of our net income.  Net income under Mr. Christianson’s employment agreement is defined as net income according to our audited financial statements in 2007, excluding any income or expense that is considered extraordinary and not arising in the ordinary course of business.  Net income in 2007 for purposes of Mr. Christianson’s bonus calculation was $4.38 million.  Accordingly, Mr. Christianson’s bonus was $21,903, compared to $80,384 in 2006, which the Board approved.

Under his new employment agreement entered into on April 25, 2008, Mr. Christianson will be entitled to a bonus of 1/2 of 1% of our annual net income (before taxes and member distributions on net income) if our net income is between $2 million and $5 million, 1% of our net income if our income is between $5 million and $7.5 million, and 1% of our net income if our net income is in excess of $7.5 million plus an additional 1% of the amount of the excess of net income over $7.5 million.

Other Named Principal Officer’s 2007 Annual Bonus Incentive.  For 2007, the annual incentive bonus payment was based on our employee profit-sharing program which was approved by the Board. Under the program, all employees are entitled to receive a bonus based on our profitability and their performance for the year. Specifically, if net income exceeds $2 million at the end of the year, an aggregate amount, or pool, is set aside for distribution based on the following formula:  [Net Income -$2 million] * 4%. Net income for purposes of this calculation is defined as non-consolidated net income according to our audited financial statements in 2007, excluding any income or expense that is considered extraordinary and not arising in the ordinary course of business.

Our net income in 2007 for purposes of calculating other employees’ incentive bonus pool was $6.42 million. Distribution of bonuses to all employees, including other PEOs, takes into account current salary level, level of responsibility and the impact of the employee’s position on profits. To be eligible, an employee must be employed by us for a minimum of ten months of the fiscal year and be currently employed at the time of the distribution. Mr. Kersting was awarded a bonus of $16,200, compared to $34,000 in 2006.  Mr. Seurer did not receive a bonus in 2007 following his resignation in February 2007.

How Deferred Compensation Was Determined

For 2007, the decreased value of the phantom units awarded to Messrs. Kersting and Christianson was based on the decrease in the fair market value of the Company’s capital units compared to last year. Fair market value is defined as the average trading price of the Company’s capital units during the most recent three calendar quarters in which the capital units are traded. The Company’s capital units are traded through a qualified matching service, as defined by the Internal Revenue Code, and registered alternative trading system.

Board Report

The Board is confident that our compensation program is performance-based and consistent with companies similarly situated to us.  The program is designed to attract, attain and reward our officers and to motivate and reward them for achieving high levels of business performance and financial results that build member value. The Board has reviewed the Compensation Discussion and Analysis and discussed that Analysis with management. Based on its review and discussion with management, the Board recommends that Compensation Discussion and Analysis be included in the Company’s Information Statement. The report is provided by the Board who are the following:

BOARD OF MANAGERS
Paul Barthel
Alan Christensen
Dean Christopherson
David Driessen
Wayne Enger
Dan Feige
Ronald Gorder

Marvin Hope
Kent Howell
James Jepsen
Jerome Jerzak
Robert Nelsen
Robert Nelson
Maurice Odenbrett
Randy Tauer
Greg Schmieding
Delbert Tschakert
Lyle Trautman
Ardon Wek
Gary Wertish

Summary Compensation Table

The tables below summarize the total compensation paid or earned by each of the PEOs.  Salary amounts may not match the amounts discussed in “Compensation Discussion and Analysis” because that discussion concerns salary rates; the amounts paid reported in the Summary Compensation Tables reflect actual amounts paid during the year including the effect of changes in salary rates in 2007. Changes to base salary generally do not take effect at any set time of the year as changes are evaluated and made at the discretion of the CEO.

Bonus amounts reflect the amounts paid under the annual incentive plan on the basis of an officer’s employment agreement or individual performance.

Stock awards reflect equity-based cash awards paid under the deferred compensation program with respect to phantom units awarded to the officer.

SUMMARY COMPENSATION TABLE

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) See Note 4 (d)	Stock Awards ($) See Note 5 (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings($) (h)	All Other Compensation ($) See Note 6 (i)	Total ($) (j)
Rodney Christianson(1)	2007	$300,000	$21,903	$2,657	NA	NA	NA	$9,360	$333,920
	2006	$300,000	$80,384	$3,682	NA	NA	NA	$7,200	$391,266

James Seurer (2)	2007	$20,833	0	0	NA	NA	NA	$1,086	$21,918
	2006	$114,763	0	0	NA	NA	NA	$3,837	$118,600

Tom Kersting (3)	2007	$174,984	$16,200	$1,231	NA	NA	NA	$7,218	$199,633
	2006	$151,931	$34,000	$2,440	NA	NA	NA	$5,750	$194,121

(1)   Rodney Christianson serves the Chief Executive Officer of the Company.

(2)   James Seurer served as Chief Financial Officer of the Company from March 2005, resigning from his position on February 28, 2007.

(3)   Tom Kersting serves as the Commercial Manager of the Company.

(4)   Mr. Christianson’s bonus was based solely on the Company’s profitability under his employment agreement. Mr. Kersting’s bonus was based on the Company’s profitability and his overall performance.

(5)   The amounts shown in this column represent the equity-based cash awards under a deferred compensation plan with respect to the issuance of phantom units.

(6)   The amounts shown in this column include the items summarized in the following table:

ALL OTHER COMPENSATION TABLE

Name of Officer	Company Payments Relating to Employee Savings Plan ($) See Note 7	Company Paid Life Insurance Premiums ($) See Note 8	Total All Other Compensation
Christianson	$8,412	948	$9,360
Seurer	928	158	$1,086
Kersting	$6,270	948	$7,218

(7)   The amount shown in this column represents the Company’s matching contribution to the employee’s 401(k) qualified plan.  The 401(k) plan is available to all employees and the Company will match 3% of the employee’s contribution to the plan.

(8)   The amount shown in this column represents the premiums paid during 2007 for basic term life insurance, and accidental and disability insurance policies for all PEOs.

Potential Payments upon Termination or Change in Control

Under the employment agreement of April 25, 2008 between the Company and Mr. Christianson, Mr. Christianson will continue to serve as Chief Executive Officer until at least January 31, 2012.  In the event that Mr. Christianson is terminated from employment from the Company before January 31, 2012 for any reason other than described below, he is entitled to the following benefits:

•                          a payment equal to 1.5 times Mr. Christianson’s base salary at the time of termination for a one year period. Payments would be made in 18 equal monthly installments beginning on the first day of the month following termination.

Mr. Christianson is not entitled to the above severance benefit from the Company for any of the following reasons:

•                          his death;

•                          his disability;

•                          termination is for “cause”;

•                          he voluntarily resigns from employment;

•                          the Company has ceased all business activities, become insolvent and/or has filed a voluntary petition in bankruptcy, or has had filed against it an involuntary petition in bankruptcy;

•                          he becomes employed in a similar position by a successor company that has purchased substantially all of the assets of Company, and

•                         the Company is merged into another company and he is retained by the surviving company in a similar position.

“For cause” under the employment agreement means:

•                          confession or conviction of theft, fraud, embezzlement, or any other crime involving dishonesty with respect to the Company;

•                          excessive absenteeism (other than by reason of physical injury, disease, or mental illness) without reasonable cause;

•                          act or omission constituting a material breach of any provision of this employment agreement;

•                         habitual and material negligence in the performance of his duties;

•                          abusing, misusing or destroying the Company’s property or the property of customers or other employees;

•                          making or publishing false, vicious or malicious statements concerning employer, its operations, employees or members of the Board of Managers;

•                          habitually reporting for work under the influence of intoxicants or drugs; and

•                          intentional violation of any law directly impacting the Company’s business.

No other PEOs are entitled to the severance benefit provided to Mr. Christianson, or similar benefit, upon their termination of employment with the Company.

COMPENSATION OF MANAGERS

For their services on the Board of the Company, an individual receives compensation shown in the following table and explained in the accompanying notes. No employees serve on the Board.

Name	Fees Earned or Paid in Cash See Note 1	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non- Qualified Deferred Compensation	All Other Compensation See Note 2	Total ($ )
Paul Barthel	1,500						1,500
Alan Christensen	3,125	—	—	—	—	—	3,125
Dean Christopherson	3,325	—	—	—	—	—	3,325
David Driessen	3,675	—	—	—	—	—	3,675
Wayne Enger	4,325	—	—	—	—	—	4,325
Dan Feige	5,025	—	—	—	—	—	5,025
Ron Gorder	3,650	—	—	—	—	—	3,650
Marvin Hope	1,250	—	—	—	—	—	1,250
Kent Howell	3,475	—	—	—	—	—	3,475
James Jepsen	3,100	—	—	—	—	—	3,100
Jerome Jerzak	3,425	—	—	—	—	—	3,425
Robert E. Nelsen	4,575	—	—	—	—	—	4,575
Robert Nelson	3,500	—	—	—	—	—	3,500
Maurice Odenbrett	4,875	—	—	—	—	—	4,875
Greg Schmieding	2,825	—	—	—	—	—	2,825
Corey Schnabel (3)	3,750	—	—	—	—	—	3,750
Randy Tauer	1,500						1,500
Delbert Tschakert	1,500						1,500
Lyle Trautman	3,075	—	—	—	—	—	3,075
Ardon Wek .	1,500						1,500
Gary Wertish	3,325	—	—	—	—	—	3,325

(1) All directors receive a $250 fee for each board or committee meeting or function requiring more than four hours of service, $100 for each board or committee meeting or function requiring less than four hours of service, and $75 for conference calls.

(2) Managers are reimbursed at current IRS rates for travel incurred for each board and committee meeting or function and when attending other events on behalf of the Company.

(3) Mr. Schnabel passed away on March 5, 2008 due to a farm accident.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND NOMINEES

The following table sets forth the beneficial ownership of our outstanding capital units by our Board members and named executive officers as of April 25, 2008.  As of that date, no person beneficially owned more than 5% of our capital units.

Name and Address of Beneficial Owner (1)	Number of Votes Beneficially Owned	Voting Percentage		Number of Capital Units Beneficially Owned	Ownership Percentage
Paul Barthel, Manager	1		*	20,500		*
Alan Christensen, Manager (2)	1		*	30,000		*
Rodney Christianson, CEO (3)	1		*	23,000		*
Dean Christopherson, Manager (4)	1		*	30,000		*
David Driessen, Manager	1		*	45,000		*
Wayne Enger, Manager	1		*	18,000		*
Dan Feige, Manager	1		*	31,500		*
Ronald Gorder, Manager (5)	1		*	86,500		*
Marvin Hope, Manager	1		*	81,000		*
Kent Howell, Manager (6)	1		*	80,000		*
James Jepsen, Manager	1		*	35,000		*
Jerome Jerzak, Manager (7)	1		*	22,500		*
Tom Kersting, Commercial Manager	1		*	0		*
Robert Nelsen, Manager	1		*	24,000		*
Robert Nelson, Manager (8)	1		*	8,500		*
Maurice Odenbrett, Manager	1		*	45,000		*
Greg Schmieding, Manager (9)	1		*	8,750		*
Randy Tauer, Manager	1		*	7,500		*
Delbert Tschakert, Manager(10).	1		*	55,000		*
Lyle Trautman, Manager(11)	1		*	14,500		*
Ardon Wek, Manager(12)	1		*	35,000		*
Gary Wertish, Manager (13)	1		*	191,000		*
Manager and Executive Officers, as a group	22		*	892,250	2.9%

*	Percentage of shares beneficially owned does not exceed 1% of the class.
(1)	The addresses for each of the individual managers listed are set forth above under “Information About Nominees” and “Board of Managers and Committees.”
(2)	Represents capital units owned jointly with Mr. Christensen’s wife.
(3)	Represents capital units owned of record by Mr. Christianson’s wife.
(4)	Represents capital units owned jointly with Mr. Christopherson’s wife.
(5)	Represents capital units owned of record by Gorder Dairy Farm of which Mr. Gorder is an owner.
(6)	Includes 50,000 capital units owned of record by Howell Farms of which Mr. Howell is an owner and capital units owned jointly with Mr. Howell’s wife.
(7)	Represents capital units owned jointly with Mr. Jerzak’s wife.
(8)	Represents capital units owned jointly with Mr. Nelson’s wife.
(9)	Represents capital units owned jointly with Mr. Schmieding’s wife.
(10)	Includes 21,500 capital units owned of record by Mr. Tschakert’s wife.
(11)	Represents capital units owned jointly with Mr. Trautman’s wife.
(12)	Represents capital units owned of record jointly with Mr. Wek’s wife.
(13)	Includes 35,000 capital units owned of record by Mr. Wertish’s wife.

The following table sets forth the beneficial ownership of our outstanding capital units by the nominees to the Board that are not currently members of the Board as of May 1, 2008.

Name of Beneficial Owner	Number of Votes Beneficially Owned		Voting Percentage		Number of Capital Units Beneficially Owned	Ownership Percentage
Paul Dummer (14)		*		*	42,500		*
Peter Kontz (15)		*		*	119,000		*
Bryce Loomis		*		*	40,000		*

*	Percentage of shares beneficially owned does not exceed 1% of the class.
(14)	Includes 32,000 units owned of record by the Paul and Debra Revocable Trust.

(15)	Includes 73,000 capital units owned of record by Mr. Kontz’s wife.

RELATED PERSON TRANSACTIONS

Our individual Board members, nominees to the Board, and executive officers have not entered into, and do not anticipate entering into, any contractual or other transactions between themselves and us, directly or indirectly, except for continuing employment agreements, our operating agreement, and soybean purchases that are on the same terms available to the members. Board members receive a per diem fee and other reimbursement and compensation for their Board services, as described above. The executive officers receive compensation as executive officers as described above.

We do not have any formal policies and procedures for the review, approval or ratification of transactions between individual Board members or officers and the Company except as set forth under our operating agreement. Under our operating agreement, all acts of the Board are required to be conducted by majority vote of disinterested persons serving on the Board. A disinterested person is defined as a person who does not have a financial interest or affiliation in any contract or agreement, or whose family member does not have a financial interest or affiliation. A person who is not disinterested is precluded from voting on the matter at hand unless such agreement or contract is made available to all members of the Company, such as a soybean delivery agreement or transfer of capital units. In 2007, these terms and conditions were fully complied with by all members of the Board.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, our directors (managers), executive officers and any persons holding 10% or more of the capital units are required to report their ownership of our capital units and any changes in that ownership to the Securities and Exchange Commission (the “SEC”) and to furnish us with copies of such reports. Specific due dates for these reports have been established and we are required to disclose in this report and failure to file on a timely basis by such persons.  To our knowledge, based solely upon a review of copies of such reports received by us which were filed with the SEC from January 1, 2007 through April 1, 2008, and upon written representations from such persons that no other reports were required, we believe that all reports required to be filed under Section 16(a) have been timely filed with the SEC in 2007.

ANNUAL REPORT

Our annual report on Form 10-K for the fiscal year ended December 31, 2007, including financial statements, will accompany any mailing of this Information Statement, but it is not deemed a part of this Information Statement.

CODE OF ETHICS

The Company’s management is required to comply with the Company’s Code of Ethics. A copy of the Code of Ethics can be obtained, without charge, by writing to the Company at the following address:

South Dakota Soybean  Processors, LLC

100 Caspian Avenue, P. O. Box 500
Volga, South Dakota 57071

 Amendments and modifications to, and waivers of, the Code of Ethics will be promptly disclosed by the Company, to the extent required under the Exchange Act, on a current report on Form 8-K.

MEMBER PROPOSALS

Any member proposal intended to be considered for inclusion in the Information Statement for presentation at the 2009 Annual Meeting of Members must be received by the Company no later than February 15, 2009.  The proposal must be in accordance with the provisions of Item 4 of Schedule 14C promulgated by the SEC under the Exchange Act. It is suggested that the proposal be submitted by certified mail—return receipt requested. Members who intend to present a proposal at the 2009 Annual Meeting of members without including such proposal in the Company’s Information Statement must provide us with notice of such proposal no later than 60 days before the Annual Meeting date.  We reserve the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

COMMUNICATIONS WITH THE BOARD

Members and other parties interested in communicating directly with the Board, or to an individual member of the Board, may do so in writing to the Board or to an individual member of the Board. Communications should be addressed to: The name of the individual Board member, or the Board of Managers, South Dakota Soybean Processors, LLC, 100 Caspian Avenue, P.O. Box 500, Volga, South Dakota 57071.

OTHER MATTERS

The Board knows of no other matter to be acted upon at the meeting.

BY ORDER OF THE BOARD OF MANAGERS

/s/ Ronald J. Gorder
Ronald Gorder
President of the Board of Managers

April 29, 2008

TO BE CERTAIN THAT YOUR CAPITAL UNITS WILL BE REPRESENTED AT THE 2008
ANNUAL MEETING OF MEMBERS, WE URGE YOU TO ATTEND THE MEETING AND TO
VOTE YOUR CAPITAL UNITS.

Attachment A

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC

FINANCE AND AUDIT COMMITTEE CHARTER

The Board of Managers (the “Board”) of South Dakota Soybean Processors, LLC (the “Company”) have established a Finance and Audit Committee (the “Audit Committee” or “Committee”) to assist the Board in fulfilling its oversight responsibilities.  This Audit Committee Charter has been adopted by the Board of the Company effective as of May 21, 2004.

The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, and (3) the independence and performance of the Company’s internal and external auditors.

The members of the Audit Committee shall meet all legal and regulatory requirements, including those of the Sarbanes-Oxley Act of 2002 (including any rules promulgated by the United States Securities and Exchange Commission thereunder, whether promulgated as of the date of this Charter or subsequent thereto).  The members of the Audit Committee shall be members of the Board and shall be independent from the Company’s management.  Generally, this means they cannot be an employee or consultant of the Company or own a controlling interest in the Company, but it may also bar significant contracting parties such as customers or suppliers, provided that members of the Audit Committee may sell soybeans to the Company or purchase soybean meal from the Company on the same terms available to the public.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee.  The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Audit Committee shall make regular reports to the Board.

The Audit Committee shall:

1.                                      Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2.                                      Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company’s financial statements.

3.                                      Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including an analysis of the effect of alternative GAAP methods on the Company’s financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

4.                                      Review with management and the independent auditor the effect of regulatory and accounting initiatives and requirements as well as off-balance sheet structures on the Company’s financial statement, if any.

5.                                      Review with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditors’ reviews of the quarterly financial statements.

6.                                      Meet periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

7.                                      Review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

8.                                      Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

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9.                                      Review and oversee the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditor.

10.                                Approve the fees to be paid to the independent auditor for audit services.

11.                                Approve the retention of the independent auditor for any non-audit service and the fee for such service.

12.                                Receive periodic reports from the independent auditor regarding the auditor’s independence, discuss such reports with the auditor, consider whether the provision of non-audit services is compatible with maintaining the auditor’s independence and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

13.                                Evaluate together with the Board the performance of the independent auditor.  If so determined by the Audit Committee, recommend that the Board replace the independent auditor.

14.                                Recommend to the Board guidelines for the Company’s hiring of employees of the independent auditor who were engaged on the Company’s account.

15.                                Discuss with the national office of the independent auditor issues on which it was consulted by the Company’s audit team and matters of audit quality and consistency.

16.                                Review the appointment and replacement of the internal auditing employees, if any.

17.                                Review the significant reports to management prepared by the internal auditing department and management’s responses.

18.                                 Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

19.                                Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

20.                                Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

21.                                Review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints, comments, concerns, or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

22.                                Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter.  Such review should include:

(a)                                  Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreements with management.

(b)                                 Any changes required in the planned scope of the internal audit.

(c)                                  The internal audit department responsibilities, budget, and staffing.

23.                                Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement, if necessary.

24.                                Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Ethics.

25.                                Review with the Company’s counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

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26.           Meet at least quarterly with the chief executive officer and/or chief financial officer and the independent auditor in separate executive sessions.

27.           Recommend to the Board guidelines for receiving, recording and treatment of confidential, anonymous complaints from the Company’s employees regarding accounting, internal accounting controls, or auditing matters.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.  This is the responsibility of management and the independent auditor.  Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company’s Code of Ethics.

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